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                                                                                                               EXHIBIT (10)(b)

                                           THE AMERICAN FRANKLIN LIFE INSURANCE COMPANY
                                                    SPRINGFIELD, ILLINOIS 62713

SUPPLEMENT TO APPLICATION PART I on the life of_________________________________________________________________________________
                                                                               Insured's Full Name

                                                STATEMENT OF ALLOCATION PERCENTAGES

        INITIAL ALLOCATION PERCENTAGES                                    FOR PREMIUMS             FOR DEDUCTIONS
                                           (Whole Numbers Only)

           Guaranteed Interest Division........ (101)                      _________ %               _________ %

                                             INVESTMENT DIVISIONS OF SEPARATE ACCOUNT:

                                             FIDELITY VARIABLE INSURANCE PRODUCTS FUND

           Money Market........................ (103)                      _________ %               _________ %

           High Income......................... (160)                      _________ %               _________ %

           Equity-Income....................... (102)                      _________ %               _________ %

           Growth.............................. (105)                      _________ %               _________ %

           Overseas............................ (107)                      _________ %               _________ %

           Investment Grade Bond............... (108)                      _________ %               _________ %

           Asset Manager....................... (104)                      _________ %               _________ %

           Contrafund.......................... (170)                      _________ %               _________ %

           Asset Manager: Growth............... (180)                      _________ %               _________ %

           Index 500........................... (150)                      _________ %               _________ %


                                                   MFS VARIABLE INSURANCE TRUST

           Emerging Growth..................... (130)                      _________ %               _________ %

           Research............................ (131)                      _________ %               _________ %

           Investors Trust..................... (132)                      _________ %               _________ %

           Total Return........................ (133)                      _________ %               _________ %

           Utilities........................... (134)                      _________ %               _________ %

           Capital Opportunities............... (135)                      _________ %               _________ %


                                                Total                         100%                      100%

                                                  THIS FORM IS FOR NEW SALES ONLY
                                                       (Complete Both Pages)
AF9349-K-Supplement-0401                                                                                                 Page 1
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                                                     SUITABILITY QUESTIONNAIRE

SUPPLEMENT TO APPLICATION PART I on the life of_______________________________________________________________________________
                                                                               Insured's Full Name

                               FAILURE TO ANSWER THE FOLLOWING QUESTIONS WILL DELAY CONSIDERATION OF
                                     APPLICATIONS ON THE FLEXIBLE PREMIUM VARIABLE LIFE POLICY

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                                                             SECTION I

1.  Do you understand that under the policy applied for the amount or duration of the death benefit may vary under specified conditions; policy values may increase or decrease in accordance with the investment experience of investment divisions of The American Franklin Life Insurance Company
    Separate Account VUL-2 (referred to in the Policy as "SA"), and may increase in accordance with the investment experience of the Guaranteed Interest
    Division; and the amount payable at the Final Policy Date is not guaranteed
    but is dependent on the amount then in the Policy Account?                              __________ Yes    __________ No


2.  Do you understand that this policy is designed to provide life insurance protection and to allow accumulation of monies in the various divisions of The
    American Franklin Life Insurance Company Separate Account VUL-2, and that a surrender charge will be imposed during the first ten years of the contract if
    it lapses, is surrendered, or if the amount of insurance is reduced?                    __________ Yes   ___________ No


3.  Having had the above explained to you, is the policy in accord with your
    insurance objectives and your anticipated financial needs?                              __________ Yes   ___________ No

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                                                            SECTION II

Complete this Section if any portion of this contract is being funded through any redemption of an existing mutual fund, variable annuity or another life insurance policy:

I wish to redeem shares/policy values from --------------------------------------------------------------------------------------
                                                              Insurance company or investment company fund name

to purchase a Flexible Premium Variable Life Insurance Policy. The original shares/policies were purchased in _________________
                                                                                                                    year
and I _____ did ______ did not  pay sales charges on the original purchase.
        (check one)

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                                                            SECTION III

I, as the Proposed Insured or Proposed Owner, if other than the Proposed Insured, have received a current prospectus for The
Franklin Life Insurance Company Flexible Premium Variable Life Insurance Policy applied for; the Fidelity Variable Insurance
Products Fund; the Fidelity Variable Insurance Products Fund II; and the MFS Variable Insurance Trust.

Dated at ______________________________________________ on ________________________________, ____________________________________
                City                   State

_________________________________________________________________________________________________________________________________
Signature of Proposed Insured or Applicant, if Proposed Insured is a Child, Issue Age 0-14

_________________________________________________________________________________________________________________________________
Signature of Owner if not Proposed Insured or Applicant. (If Corporation, show firm's name and signature of authorized officer.)

_________________________________________________________________________________________________________________________________
Signature of Registered Representative

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                                                    FOR BROKER/DEALER USE ONLY

Appropriate Signatory: ______________________________________________________   Date: ___________________________________________

                                                  THIS FORM IS FOR NEW SALES ONLY
                                                       (Complete Both Pages)

AF9349-K-Supplement-0401                                                                                                     Page 2
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